DRAFT

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our name with respect to the Registration Statement of Calvert Impact Fund, Inc. on Form N-14 under the Securities Act of 1933, relative to the transfer of all the assets and liabilities of Calvert South Africa Fund to the CWVF International Equity Fund in exchange for shares of the CWVF International Equity Fund.

KPMG, LLP

Philadelphia, PA

DRAFT

Exhibit 14

CONSENT OF INDEPENDENT AUDITORS

We consent to the following with respect to the Registration Statement of Calvert Impact New World Fund, Inc. on Form N-14 under the Securities Act of 1933, relative to the transfer of all the assets and liabilities of Calvert South Africa Fund to the CWVF International Equity Fund in exchange for shares of the CWVF International Equity Fund.

  The incorporation by reference of our report dated March 31, 2001 on our audit of the financial statements and financial highlights of Calvert South Africa Fund, which report is included in the Annual Report to Shareholders for the year ended September 30, 2001, in the Statement of Additional Information dated July __, 2002.
  The incorporation by reference of our report dated September 30, 2001 on our audit of the financial statements and financial highlights of Calvert South Africa Fund, which report is included in the Semi-Annual Report to Shareholders dated March 31, 2002.
  The reference to our Firm under the heading "Independent Accountants and Custodians" in the Statement of Additional Information dated July __, 2002 of the Calvert South Africa Fund.

Arthur Andersen LLP

Philadelphia, PA